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                                                                   EXHIBIT 23.1a

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Steel Dynamics, Inc. on Form S-8 pertaining to the Amended and Restated Officer and Manager Cash and Stock Bonus Plan, of our report dated January 26, 2000 (except for Note 3, as to which the date is March 29, 2000), with respect to the consolidated financial statements of Steel Dynamics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


/s/ Ernst & Young LLP
Fort Wayne, Indiana
February 14, 2001